STEMCELL GLOBAL RESEARCH, INC.
                  (A DEVELOPMENT STAGE COMPANY)

                       FINANCIAL STATEMENTS
                        SEPTEMBER 30, 2000

                        TABLE OF CONTENTS


INDEPENDENT AUDITORS' REPORT.................................................1

BALANCE SHEET - ASSETS.........................................................2

BALANCE SHEET-LIABILITIES AND SHAREHOLDER'S EQUITY.3

STATEMENT OF OPERATIONS........................................................4

STATEMENT OF CASH FLOWS........................................................5

NOTES TO FINANCIAL STATEMENTS...............................................6

                       JEROME J. DONNELLON
                       85 Twin Lakes Drive
                      Fairfield, Ohio 45014
                          (513) 874-3055



                   INDEPENDENT AUDITORS REPORT
        --------------------------------------------------

Board of Directors                                              October 20, 2000
Stemcell Global Research, Inc. (The Company)
Las Vegas, NV 89102

I have reviewed the accompanying Balance sheet of Stemcell Global Research, Inc., (A Development Stage Company) as of September 30, 2000, and related statements of income, retained earnings, and cash flows in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Stemcell Global Research, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principals. My responsibility is to express an opinion on these financial statements based on my audit.

/s/ Jerome J. Donnellon
Jerome J. Donnellon
Ohio Licencse ID#4L-3-3114

                  Stemcell Global Research, Inc.
                  (A Development Stage Company)
                          Balance Sheet
                              as of
                        September 30, 2000


                              ASSETS

ASSETS                                                                                  Sept. 30, 2000    Sept. 30, 1999
CURRENT ASSETS
Cash                                                                                        163,673.00          92,897.00
Money Market Account                                                              5,931.00                   -0-
                                                                                                 -------------          ------------

Total Current Assets                                                               169,604.00           92,897.00



PROPERTY AND EQUIPMENT
Property and Equipment                                                                     -0-                       -0-
                                                                                                 -------------          ------------

Total Property and Equipment                                                            -0-                       -0-


OTHER ASSETS
Patent Rights/Sunspots Technology                                       750,000.00                      -0-
                                                                                                 -------------          ------------

Total Other Assets                                                                  750,000.00                      -0-
                                                                                                 -------------          ------------

TOTAL ASSETS                                                                   919,604.00           92,897.00
                                                                                                 -------------          ------------
                                                                                                 -------------          ------------
          See Accompanying Notes to Financial Statements

                  STEMCELL GLOBAL RESEARCH, INC.
                   (A Development Stage Company
                          Balance Sheet
                              As Of
                        September 30, 2000

                      Liabilities and Equity

                                                                                                 Sept. 30, 2000    Sept. 30, 1999
CURRENT LIABILITIES
Accounts Payable                                                                                -0-                     -0-
                                                                                                 -----------------      ------------
Total Current Liabilities                                                                      -0-                     -0-

OTHER LIABILITIES
Convertible Notes Payable                                                      1,124,728.00         90,000.00
Accrued Interest Payable                                                              53,506.00                -0-
                                                                                                 -----------------      ------------

Total Other Liabilities                                                             1,178,234.00         90,000.00
                                                                                                 -----------------      ------------

Total Liabilities                                                                       1,178,234.00         90,000.00

EQUITY

Common Stock, $0.001 par value,
authorized 20,000,000 shares;
issued and outstanding at June 30, 2000
common shares:                                                                              1,924.00          1,924.00

Additional Paid in Capital                                                          143,839.00      143,839.00

Retained Earnings
(Deficit accumulated during
development stage)                                                                   (404,393.00)    (142,866.00)
                                                                                                 -----------------      ------------
Total Stockholder's Equity                                                       (258,630.00)         2,897.00
                                                                                                 -----------------      ------------
TOTAL LIABILITIES & OWNER'S EQUITY                        919,604.00        92,897.00
                                                                                                 -----------------      ------------
                                                                                                 -----------------      ------------
          See Accompanying Notes to Financial Statements

                  Stemcell Global Research, Inc.
                     (A Development Company)
                     STATEMENT OF OPERATIONS
                            FOR PERIOD
                September 30, 2000 (unaudited) and
                  September 30, 1999 (unaudited)

                                                                                Sept. 30, 2000             Sept. 30, 1999
                                                                                (unaudited)                  (unaudited)
REVENUE
Revenues                                                                              -0-                                -0-
Interest Income                                                               637.00                               -0-
                                                                                -------------------          -------------------

                        Total Revenue                                         637.00                               -0-

COSTS AND EXPENSES
Selling, General and Administrative                        195,258.00                  142,866.00
                                                                                -------------------          -------------------
                       Total Costs and Expenses                  195,258.00                  142,866.00
                                                                                -------------------          -------------------
                       Net income or Loss before taxes      (194,321.00)               (142,866.00)
                       Income Tax Expense                                     -0-                                -0-
                                                                                -------------------          -------------------
                                                                                -------------------          -------------------

                       Net Ordinary Income or Loss           (194,321.00)               (142,866.00)

Weighted Average
number of common shares
outstanding                                                                1,890,361                     1,867,681

Basic Net Loss Per Share                                               (0.10)                           (0.07)

          See Accompanying Notes to Financial Statements

                  Stemcell Global Research, Inc.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS
                        FOR PERIOD ENDING
                        SEPTEMBER 30, 2000

CASH FLOWS FROM OPERATING ACTIVITIES
                                                                                Sept. 30, 2000             Sept. 30, 1999
Net (Loss) from Operations                                    (144,421.00)               (142,866.00)
Adjustments to reconcile net income
to net cash provided
Increase in interest payable                                        53,506.00                             -0-
Adjust service rendered for stocks                                                                45,562.00

                        Net Cash provided by
                        Operating Activities                        (  90,915.00)               ( 97,304.00)

CASH FLOWS FROM INVESTING ACTIVITIES

Patent rights purchased                                            750,000.00
                                                                                 --------------

            Net cash used by investing activities          (750,000.00)

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of Capital Stock                                                     -0-                    95,201.00
Cash Received from convertible note payable       1,011,439.00                107,500.00
Repayment on notes payable                                     (30,000.00)                 17,500.00
Collection of Notes Receivable                                                                       5,000.00
                                                                                 --------------                 --------------

            Net cash provided by financing activities     981,439.00                190,201.00
            Balance at beginning of period                       23,149.00                           -0-
            Net increase(decrease) in cash                      140,524.00                  92,897.00
            Balance at the end of period                          163,673.00                 92,897.00

          See Accompanying Notes to Financial Statements

                  Stemcell Global Research, Inc.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
     -------------------------------------------------------

Note 1 - History and Organization of the Company

The Company was organized January 20, 1999, (Date of Inception) under the laws of the State of Nevada, as Stemcell Global Research, Inc. (The Company) and has no operations and in accordance with SF#7, the Company is considered a development stage company. The Company has 20,000,000 shares of $0.001 par value stock authorized.

On January 21, 1999, the Company issued 1,651,125 shares of its $0.001 par value common stock for cash of $1,651.13 and cancellation of a $7,500.00 loan from a founding shareholder for corporate consulting costs.

On March 9, 1999, the Company completed a public offering that was exempt from federal registration pursuant to Regulation D, Rule 504 of the Securities Act of 1933 as amended, and exempt from state registration pursuant to various state securities transaction exemptions. The Company sold 273, 225.00 shares of common stock at a price at $0.50 per share for a total amount raised of $136,612.50. The Company received cash in the amount of $93,535.00, a note receivable in the amount of $5,000.00 and exchange for service rendered in the amount of $38,062.50.

On March 29, 2000 a convertible promissory note was signed with Atlantique Capital Group, Inc., in the amount of $163,000.00 at a per annum rate of 12%.

During the period, April 1, 2000 to June 30, 2000, additional convertible promissory notes in the amount of $256,445.00 were issued at a per annum rate of 12%. These notes are convertible at one share for every $1.20 due the holder of the note.

The Company has since issued, at various dates in the period, $705,283.00 in convertible promissory notes at an annual rate of 12%. Notes are not with a related party.

There have been no other issuances of equity or Common Stock.

Note 2 - ACCOUNTING POLICIES AND PROCEDURES

Accounting policies and procedures have not been determined except as follows:

     1.  The Company uses the accrual method of accounting.
     2.  The cost of organization was expensed when incurred.

     3. Basic earnings per share is computed using the weighted average number of shares of common stock outstanding. Diluted earnings per share not included as the inclusion of convertible notes would be anti-dilutive and all contingencies for conversion have not occurred.
     4. The Company had not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.
     5.  The company has adopted December 31 as its fiscal year end.
     6. The cost of equipment is depreciated over the estimated useful life of the equipment utilizing the straight line method of depreciation. There was no depreciation during this operating period. There was no equipment purchased through September 30, 2000.
     7. The Company experienced losses for its first operating period during January 20, 1999 (Date of inception) to December 31, 1999. The Company will review its need for a provision for federal income tax after each operating quarter and each period for which a statement of operations is issued. The net operating losses will begin to expire in The year 2014.
     8. The Company records its inventory at cost. There was no inventory through September 30, 2000.
     9. The preparation of financial statement in conformity with generally accepted accounting principals requires that management make estimates and assumptions which affect the reported amounts of assets and liabilities as at the date of the financial statements and revenues and expenses for the period reported. Actual results may differ from these estimates.
    10. The Company's Statement of Cash Flows is reported utilizing cash (currency on hand and demand deposits) and cash equivalents (short-Term, highly liquid investments). The Company's Statement of Cash Flows is reported utilizing the indirect method of reporting cash flows.

Schedule of non-cash financing activities:

Loan canceled in exchange for stock              7,500.00
Services received in exchange for
                                       common stock        45,562.00
Note receivable for common stock                 5,000.00

                                                                       58,062.00

    11. The Company will review its long lived assets and certain identifiable Assets for impairment at the end of each operating period reported. The company will report these assets at recoverable costs.

NOTE 3 - LONG TERM COMMITMENTS

The Company neither owns nor leases any real or personal property.

NOTE 4 - GOING CONCERN

The company's financial statements are prepared using generally accepted accounting principals applicable to a going concern, which contemplated the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not generated any revenues from its planned principal operations through September 30, 2000. Without realization of additional capital it would be unlikely for the Company to continue as a going concern. It is management's plan to secure additional capital through loans and or private placements.

NOTE 5 - RELATED PARTY TRANSACTIONS

Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such person may face a conflict in selecting between the Company and their other business interests. The Company had not formulated a policy for the resolution of such conflicts.

NOTE 6 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 7 - CONVERTIBLE NOTES PAYABLE

The Company has issues $163,000.00 in convertible notes payable at 12% per annum. The notes have a ninety day term which may be automatically renews by the Company. These notes are convertible at the Holder's option at the price of $0.50 per share, the fair market value of the Company's 504 offering, with demand registration rights and first right of refusal to sell these shares into the Company's first secondary public offering. The notes are not with a related party. The Company also agrees to issue an additional 50,000 shares to the maker of the note, ninety days after the final advance of funds scheduled on March 22, 2000.

The Company has issued an additional $256,445.00 in convertible notes payable during the period April 1, 2000 through June 30, 2000. These notes have a 12% per annum interest rate. The notes are not with a related party and may be converted at the holder's option at one share of Common Stock for every $1.20 of liability.

NOTE 8 - ACQUIRED TECHNOLOGY

The Company acquired rights to Edge Sun Spots Technology to certain patents which are pending. These rights will be amortized over 60 months commencing July 1, 2000.